UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 9, 2010
AMERICAN ITALIAN PASTA COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-13403	84-1032638

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
1251 N.W. Briarcliff Parkway, Suite 500, Kansas City, Missouri   64116

(Address of principal executive offices)   (Zip Code)
Registrant’s telephone number, including area code (816) 584-5000
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.
     On July 9, 2010, American Italian Pasta Company (“AIPC”) received written notice from Bay State Milling Company (“Bay State”) that, pursuant to the terms of that certain Flour Purchase Agreement, dated as of August 7, 2002, by and between AIPC and Bay State (the “Flour Purchase Agreement”), Bay State is exercising its right to terminate the Flour Purchase Agreement, effective September 30, 2012.
     AIPC sources durum and has it converted to semolina and semolina/flour blends for AIPC’s Tolleson, Arizona facility from an adjacent milling facility owned by Bay State. Under the terms of the Flour Purchase Agreement, AIPC is obligated to purchase 80% of its annual Tolleson requirements for semolina from Bay State with an annual minimum of 50 million pounds. AIPC has satisfied its minimum requirements.
     AIPC will not incur any early termination penalties in connection with termination of the Flour Purchase Agreement. Other than the Flour Purchase Agreement, AIPC and its affiliates do not have any material relationships with Bay State.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2010	AMERICAN ITALIAN PASTA COMPANY
	By:	/s/ Paul R. Geist
Paul R. Geist
Executive Vice President and Chief Financial Officer